UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 10, 2009

IRONWOOD GOLD CORP.
 (Exact Name of Registrant as Specified in Charter)

Nevada	000-53267	74-3207792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7047 E. Greenway Parkway #250 Scottsdale, AZ	85254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  1-888-356-4942

Former name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)  Election of Directors

On December 8, 2009, Ironwood Gold Corp. (the “Company”) appointed Dr. Petra I. Zasterova to the Company’s Board of Directors.  The press release to announce Dr. Zasterova’s appointment to the Board of Directors is attached as Exhibit 99.1 hereto.

Dr. Zasterova is currently employed as Chief Operating Officer responsible for Europe, Middle East & Africa (“EMEA”) affairs for Credit Agricole Group S.A. Subsidiary Ceylon CIB of London. She is responsible for establishing a full organizational base for the EMEA region comprising more than 130 people. In addition to her current position at Credit Agricole, Dr. Zasterova was Vice President, EMEA for Merrill Lynch International, London (2003-2006); Senior Fixed Income Sales covering German-speaking, Russia and former CIS countries' clients for Commerzbank Securities, London and Frankfurt (2001-2003); and Fixed Income Sales Manager, CEE Markets, for Bank Austria, Vienna (2000-2001).  Since entering the financial world in 1995, she has earned an MBA from the Institute of Higher Studies, Third Level College, Wiener Neustadt, in Austria. Dr. Zasterova also went on to earn a PhD in Economics and Finance at the Russian Science Academy, Economics Institute. She is fluent in six European languages and knowledgeable about a wide variety of EMEA banking issues.

Dr. Zasterova has not previously held any positions with the Company and there have been no related party transactions between Dr. Zasterova and the Company.  Dr. Zasterova has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  There is no material plan, contract or arrangement (whether or not written) to which Dr. Zasterova is a party or in which she participates that is entered into or material amendment in connection with our appointment of Dr. Zasterova, or any grant or award to Dr. Zasterova or modification thereto, under any such plan, contract or arrangement in connection with our appointment of Dr. Zasterova.

There are no arrangements or understandings between Dr. Zasterova and any other persons, pursuant to which Dr. Zasterova was selected as a director.  Dr. Zasterova has not been named or, at the time of this Current Report, is not expected to be named to any committee of the Board of Directors.

Section 7 – Regulation FD

Item 7.01  Regulation FD Disclosure

IPOdesktop.com interviewed the Company’s Chief Executive Officer (“CEO”), Mr. Behzad Shayanfar, with respect to the growing market for gold, the Company’s recently acquired Cobalt Canyon Property, the Company’s management team and the state of the mining industry in Nevada.  The link to the online audio version of the interview is: http://gaskinsco.com/irog.mp3.  The press release to announce the interview with the CEO of the Company is furnished as Exhibit 99.2 to this Current Report on Form 8-K, and the interview is incorporated by reference herein.

 The information in the preceding paragraph, as well as Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference into another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references Section 7.01 of this Current Report on Form 8-K. All information in the presentation materials speak as of the date thereof and the Company does not assume any obligation to update said information in the future. In addition, the Company disclaims any inference regarding the materiality of such information which otherwise may arise as a result of its furnishing such information under Item 7.01 of this report on Form 8-K.

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Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit
No.	Description

99.1	Press release dated December 8, 2009, titled “Ironwood Gold Corp. Appoints Senior Financial Executive Dr. Petra I. Zasterova to Board of Directors”

99.2	Press release dated December 9, 2009, titled “IPOdesktop Releases Ironwood Gold Corp. Analyst Report, Includes CEO Interview”

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONWOOD GOLD CORP.

Date: December 10, 2009	By:	/s/ Behzad Shayanfar
Behzad Shayanfar
Director

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